AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made as of this 1st day of July, 2005, between VANGUARD WELLESLEY INCOME FUND, a Delaware statutory trust (the "Trust"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts partnership (the "ADVISOR").

                               W I T N E S S E T H

     WHEREAS the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust offers a series of shares known as Vanguard Wellesley Income Fund (the "Fund);

     WHEREAS, the Trust retains the Advisor to render investment advisory services to the Fund under an Investment Advisory Agreement, dated as of April 1, 2000, and amended January 1, 2002, and continuing for successive twelve month periods until June 30, 2005;

     WHEREAS, the Trust desires to amend and restate such Investment Advisory Agreement in certain respects, and the Advisor is willing to render investment advisory services to the Fund in accordance with such amendments.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

     1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "Wellington Portfolio"). As of the date of this Agreement, the Wellington Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Advisor, as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Wellington Portfolio; to continuously review, supervise, and administer an investment program for the Wellington Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Wellington Portfolio, and is directed to use its best efforts to obtain best execution for such transactions. In selecting brokers or dealers to execute trades for the Wellington Portfolio, the Advisor will comply with all applicable statutes, rules, interpretations by the Securities and Exchange Commission or its staff, other applicable law, and the written policies and procedures established by the Fund's Board of Trustees and communicated to the Advisor in writing.

     4. COMPENSATION OF ADVISOR. For services rendered pursuant to this Agreement, the Fund shall pay to the Advisor at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the Wellington Portfolio for the quarter, then dividing the result by four.

                 Average Net Assets                          Annual Rates
                 ------------------                          ------------


     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the Fund relative to the investment performance of the "Benchmark," of which 65% will comprise of the Lehman Brothers Corporate A or Better Bond Index (the "Bond Index") and 35% of which will comprise of a "Blended Equity Composite," (75% Standard and Poor's/Barra Value Index, 12.5% Standard and Poor's Utilities Index, and 12.5% Standard and Poor's Telephone Index). The investment performance of the Fund will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Benchmark for the same time period. The Adjustment applies as follows:




PERFORMANCE ADJUSTMENT SCHEDULE
CUMULATIVE PERFORMANCE OF WELLINGTON PORTFOLIO VS.
INDEX OVER APPLICABLE 36-MONTH PERIOD                     ADJUSTMENT PERCENTAGE*

     5. SPECIAL RULES RELATING TO ADVISOR'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

     1. Fund Performance. The investment performance of the Fund for any period, expressed as a percentage of the Fund's net asset value per share at the beginning of the period, will be the sum of (i) the change in the Fund's net asset value per share during the period; (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period; and (iii) the per share amount of capital gains taxes paid or accrued during such period by the Fund for undistributed realized long-term capital gains.

     2. Benchmark and Index Performance.

     (a) Benchmark. The investment record of the Benchmark for any period, expressed as a percentage of the Benchmark at the beginning of such period, will be the sum of: (i) the change in the level of the Benchmark during the period;
(ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis.
Computations of the two components of the Benchmark will be made at the beginning of each quarter, based on the allocation set forth in this Agreement.

          i. Bond Index. The investment record of the Bond Index for the period, expressed as a percentage of the Bond Index at the beginning of such period, will be the sum of (i) the change in the level of the Benchmark during the period; (ii) the value of the interest accrued or paid on the bonds included in the Benchmark, assuming the reinvestment of such interest on a monthly basis.

          ii. Blended Equity Composite. The investment record of the Blended Equity Composite for any period, expressed as a weighted percentage of the respective indices at the beginning of such period, will be the sum of (i) the change in the level of the indices during the period; (ii) the value, computed consistently with the applicable indices, of cash distributions having an ex-dividend date occurring within the period made by companies whose securities comprise the applicable indices.

     (b) Effect of Termination. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     6. REPORTS. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     7. COMPLIANCE WITH APPLICABLE LAW AND BOARD REQUIREMENTS. The Advisor agrees to comply with all Applicable Law and all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, as they relate to the services provided by the Advisor to the Trust pursuant to this Agreement, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor.

     8. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     9. LIABILITY OF ADVISOR. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and shall continue in effect for successive twelve-month periods, only so long as this Agreement is approved at least annually by votes of the members of the Board of Trustees of the Trust who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

                If to the Fund, at:
                Vanguard Wellesley Income Fund
                P.O. Box 2600 Valley Forge, PA 19482
                Attention: Joseph Brennan
                Telephone: 610-503-2042
                Facsimile: 610-503-5855

                If to the Advisor, at:
                Wellington Management Company, LLP
                75 State Street
                Boston, MA 02109
                Attention: John Bruno
                Telephone: 617-790-7262
                Facsimile: 617-204-7262


     This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Trustees of the Trust, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees of the Trust, or Vanguard.

     13. PROXY POLICY. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Advisor with respect to the Wellington Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

WELLINGTON MANAGEMENT                   VANGUARD WELLESLEY INCOME
COMPANY, LLP                            FUND


/s/ Jonathan M. Payson    15 June 05    /s/ R. Gregory Barton          6/17/05
----------------------    ----------    ---------------------          -------
Signature                 Date          Signature                      Date



Jonathan M. Payson        15 June 05    R. Gregory Barton, Secretary   6/17/05
------------------        ----------    ----------------------------   -------
Print Name                Date          Print Name                     Date

                         VANGUARD WELLESLEY INCOME FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                             EFFECTIVE JULY 1, 2006

This Addendum amends Section 4 of the Investment Advisory Agreement dated July 1, 2005, between Vanguard Wellesley Income Fund (the "Fund") and Wellington Management Company, LLP ("Wellington") for the management of the Fund, as follows:

A.  Amendment

The following shall replace the first paragraph of Section 4 of the Agreement in its entirety:

7. Compensation of Advisor. For services rendered to this Agreement, the Fund shall pay to the Advisor at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average daily net assets of the Wellington Portfolio for the quarter:

------------------------------------- -------------------------------
         Average Net Assets               Annual Percentage Rate
------------------------------------- -------------------------------


In the event of termination of this Agreement, the fee provided in this Section for the period beginning on the first day of the then-current fiscal quarter and ending on the last business day on which this Agreement is in effect (the "Short Quarter") shall be calculated by applying the foregoing annual percentage rates to the average daily net assets of the Fund during the Short Quarter, dividing the result by four, and multiplying that figure by a ratio equal to the number of days in the Short Quarter divided by the total number of days in the full quarter.

B. Miscellaneous

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms. In particular, and notwithstanding Section A of this Amendment, the performance adjustment will continue to be applied to an asset-base that is calculated using the average month-end net assets over the applicable performance period.

Wellington Management                    Vanguard Wellesley Income Fund
Corporation, LLP

/s/ Jonathan M. Payson  October 11, 2006  /s/ John J. Brennan  October 11, 2006
----------------------  ----------------  -------------------  ----------------
Signature               Date              Signature            Date

Jonathan M. Payson                        John J. Brennan
------------------                        ---------------
Print Name                                Print Name